Exhibit 99.1

Forum Merger IV Corporation Announces Extension of Date to Complete a Business Combination

Delray Beach, FL, March 09, 2023 (GLOBE NEWSWIRE) -- Forum Merger IV Corporation (Nasdaq: FMIV) (the “Company”) today announced that its stockholders approved an extension of the date by which it must consummate a business combination from March 22, 2023 to April 22, 2023 and to allow the Company, without another stockholder vote, to elect to extend the date by which it has to consummate a business combination on a monthly basis up to seven times by an additional one month each. In connection with the extension, 81.07% of the Company’s public shares were redeemed by stockholders.

About Forum Merger IV Corporation

Forum Merger IV Corporation is a blank check company incorporated in Delaware on January 15, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. The Company is not limited to a particular industry or sector for purposes of consummating a business combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to the Company or the Company’s management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the United States Securities and Exchange Commission (the “SEC”). All subsequent written or oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

David Boris

(212) 739-7860

david@forummerger.com

www.forummerger.com